Exhibit 15.1


                                                            March 11, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:  ICN Pharmaceuticals, Inc.
     Registration Statement on Form S-3 (File No. 333-38901)

     We are aware that our reports dated May 8, 1997, July 31, 1997 and November 3, 1997, respectively, on our reviews of interim financial information of ICN Pharmaceuticals, Inc. for the three month periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and included in the Company's quarterly report on Form 10-Q for the respective quarter, then ended, are incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                             /s/ Coopers & Lybrand L.L.P.
                                             ------------------------------
                                             Coopers & Lybrand L.L.P.